[FNB Corporation Letterhead]





March 30, 2001




Dear Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Shareholders of FNB Corporation. The meeting will be held at 2:00 p.m., on Tuesday, May 8, at Custom Catering, Inc., in Blacksburg, Virginia. The bank will host a reception following the business meeting. I encourage you to take this opportunity to visit with your friends and fellow shareholders.

The primary business of the meeting will be the election of directors. During the meeting, we will also report to you on the condition, performance, and prospects for FNB Corporation and its subsidiaries. You will have an opportunity to inquire about matters of interest to all shareholders. Please return your proxy by Friday, May 4, in the enclosed postage-paid envelope.

We hope you will be able to attend. A map to the site is printed on the back of this proxy statement for your convenience.

Sincerely,



J. Daniel Hardy, Jr.
President/CEO

Enclosures


                  Notice of Annual Meeting of Shareholders

To Our Shareholders:

     The Annual Meeting of Shareholders of FNB Corporation (the
"Corporation") will be held at Custom Catering, Inc., 902 Patrick Henry Drive, Blacksburg, Virginia, on May 8, 2001, at 2:00 p.m., for the following purposes:

(1)	To elect four Class II directors to serve until the 2003 Annual
      Meeting of Shareholders, one Class III director to serve until the 2001 Annual Meeting of Shareholders and one Class I director to serve until the 2002 Annual Meeting of Shareholders;

(2)	To transact any other business that may properly come before the meeting or any adjournment thereof.

     The record date for determining shareholders entitled to notice of, and to vote at, the Annual Meeting has been fixed by the Board of Directors as of the close of business on March 15, 2001.

     The number of shares outstanding and entitled to vote is 4,050,092 shares.

     This notice and the accompanying proxy materials enclosed herewith are sent to you by order of the Board of Directors.

     The Board of Directors of FNB Corporation recommends that shareholders elect the nominated Directors of Class I, II, and III.




                                                   Peter A. Seitz, Secretary
                                                   FNB Corporation




IMPORTANT: To assure that your shares will be voted at the meeting, you are requested to complete and sign the enclosed proxy and return it in the postage-paid envelope provided as soon as possible. The giving of a proxy will not affect your right to vote in person in the event you attend the meeting and elect that right.

                                 Proxy Statement

                       2000 Annual Meeting of Shareholders
                            To be Held on May 8, 2001

     The accompanying proxy is solicited on behalf of the Board of Directors of FNB Corporation (the "Corporation") for the 2000 Annual Meeting of Shareholders ("Annual Meeting") at the time and place as set forth in the accompanying notice and for the following purposes: (i) to elect four Class II directors to serve until the 2003 Annual Meeting of Shareholders, one Class III director to serve until the 2001 Annual Meeting of Shareholders, and one Class I director to serve until the 2002 Annual Meeting of Shareholders; and
(ii) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     The Corporation will pay all costs for this proxy solicitation. All shares of the common stock of the Corporation represented by properly executed and delivered proxies will be voted according to their terms and conditions at the Annual Meeting or any adjournments thereof. A proxy may be revoked at any time before the stock to which it relates is voted, either by written notice (which may be in the form of a substitute proxy delivered to the Secretary of the Annual Meeting) or by attending the Annual Meeting and voting in person.

     Voting Securities and Principal Holders Thereof. The number of shares outstanding and entitled to vote is 4,050,092 shares of common stock. There are no other outstanding classes of Corporation stock. The record date for shareholders entitled to notice of, and to vote at, the Annual Meeting has been fixed as of the close of business on March 15, 2001. A majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business.

     Cumulative Voting. Shareholders of the Corporation shall have no cumulative voting rights.

     Board of Directors and Committees of the Board. The Board of Directors of the Corporation held 18 meetings during 2000.

                             Audit Committee Report

     The Audit Committee of the Corporation met on one occasion during the year. The Audit Committee of the Board of Directors (the "Board"), which consists entirely of directors who meet the independence requirements of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards, has furnished the following report:

     The Audit Committee (the "Committee") reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board, which is attached as Appendix A to this Proxy Statement. The Audit Committee reviews and reassesses the Charter periodically and recommends any changes to the Board for approval.

     The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Committee monitors these processes.

     In this context, the Committee met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Committee reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     In addition, the Committee discussed with the independent auditors the auditors' independence from the Company and its management, and the independent auditors provided to the Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     The Committee also discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                     Steven D. Irvin, Chairman
                                     James L. Hutton
                                     Jon T. Wyatt

     The Corporation has an Executive Committee that met once during 2000. No director attended fewer than 75 percent of the Corporation's Board meetings during the year. Non-management Directors of the Corporation received $1,000 compensation for their services each month and received 300 shares of the Corporation's stock for the year of service.

                            Compensation Committee

     The Corporation's Board (excluding Mr. Hardy) serves as the Compensation Committee and, as such, reviews the performance of the Chief Executive Officer of the Corporation and makes discretionary awards under the FNB Corporation 2000 Stock Incentive Plan to key employees (as defined therein) of the Corporation and the Bank. As part of this process, the Board establishes the annual compensation of the President and Chief Executive Officer of the Corporation. In 2000, the Board increased Mr. Hardy's salary from $188,200 to $210,550.

Factors taken into consideration by the Board in establishing the executive compensation include:

     a.	Review of peer executive compensation as presented in a report prepared by the Virginia Bankers Association, SNL Securities and Sheshunoff Information Services;
     b.	Return on equity and return on assets of the Corporation during the prior year;
     c.     Credit quality of the loan portfolio;
     d.     Loan and deposit growth;
     e.     Overall performance of the Corporation during the prior year.

     As further evaluation of performance, qualitative factors considered included the quality of the strategic plan, organization and management development progress, and civic involvement.

         Compensation Committee Interlocks and Insider Participation

     During 2000 and up to the present time, there were transactions between the Bank and members of the Compensation Committee, all consisting of extensions of credit by the Bank in the ordinary course of business. Each transaction was made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involved more than the normal risk of collection or presented other unfavorable features.

     Executive Officers of the Corporation. J. Daniel Hardy, Jr., President and CEO, Litz H. Van Dyke, Executive Vice President, Peter A. Seitz, Executive Vice President/General Counsel and Daniel A. Becker, Senior Vice President and Chief Financial Officer, are Executive Officers of the Corporation. These gentlemen serve at the pleasure of the Corporation's Board. Mr. Hardy has served the Bank as Executive Vice President/CAO, President, and President/CEO over the past five years. Mr. Van Dyke has served the Bank as Senior Vice President/Commercial Loans and Executive Vice President over the past five years. Mr. Seitz has served the Bank as Vice President/General Counsel, Senior Vice President/General Counsel, and Executive Vice President/General Counsel over the past five years. Mr. Becker has served in his current capacity for the past two years. Mr. Becker served as Vice President/Financial Analyst for First National Bank during 1998, and served for the three previous years as Manager of Financial Analysis and Budgeting for First Union National Bank in Virginia/Maryland/DC.

     Executive Compensation. The following table provides information concerning those officers of the Corporation and Bank whose compensation exceeded $100,000 for the year ended December 31, 2000.

                               Summary Compensation Table
                                  Annual Compensation

                                                     (A)                       (B) (C)
Name and Principal                                   Restricted   Securities   All Other
Position                                             Stock        Underlying   Compensa-
                       Year   Salary($)   Bonus($)   Awards($)    Options(#)   tion($)
J. Daniel Hardy, Jr.   2000    210,651     12,000      None           15,000     18,614
President and CEO,     1999    188,301     15,000      None            None      17,837
the Corporation,       1998    165,801     10,000      None            None      18,151
President and CEO,
the Bank

Litz H. Van Dyke,      2000     95,464     10,000     41,250           2,500     18,746
Executive Vice         1999     81,535      8,000      None            None      15,700
President, the         1998     70,550      2,250      None            None       8,740
Corporation and
The Bank

Peter A. Seitz,        2000     89,776     10,000     41,250           2,500     10,178
Executive Vice         1999     74,161      7,500      None            None       8,853
President/General      1998     59,468      2,000      None            None       7,366
Counsel, the
Corporation and
the Bank

(A) Restricted Stock Awards of 2,500 shares were awarded to the executives and were valued at $16.50, the market price on the date of award, July 27, 2000. One-fifth of the Restricted Stock Awards vest each year on the anniversary date of the award. Dividends on the Restricted Stock Awards are paid to the executive.

(B) All other compensation for 2000 consisted of an estimated contribution by the Bank to the ESOP and a matching of 3 percent of his contribution to the Bank's 401(k) plan or the Bank's nonqualified deferred compensation plan. In prior years, all other compensation consisted of actual contributions to the ESOP, matching contribution to the Bank's 401(k) plan.

(C) Mr. Van Dyke received a vehicle allowance of $600 per month during 2000 and a portion of 1999.


                       Stock Option Grants in the Last Fiscal Year

                  Number of    % of Total
                  Securities   Options
                  Underlying   Granted to
                  Options      Employees in   Exercise   Expiration   Grant Date
Name              Granted(#)   Fiscal Year    Price($)   Date         Present Value($)(A)
J. Daniel Hardy   7,500        40.2           16.50       7/26/10     30,000
                  7,500        40.2           15.875     12/20/10     29,854
Litz H. Van Dyke  2,500         6.7           16.50       7/26/10     10,000
Peter A. Seitz    2,500         6.7           16.50       7/26/10     10,000

     (A)  Present value determined using the Black-Scholes valuation model.


There were no shares acquired by exercise during 2000.

     Transactions with Management. Directors and officers of the Bank and the Corporation, and persons with whom they are associated, have had, and expect to have in the future, banking transactions with the Bank and the Corporation in the ordinary course of their businesses. In the opinion of management of the Bank and the Corporation, all such loans and commitments for loans were made on substantially the same terms, including interest rates, collateral, and repayment terms, as those prevailing at the same time for comparable transactions with other persons; were made in the ordinary course of business; and do not involve more than a normal risk of collection or present unfavorable features.

     The Corporation entered into an employment agreement with Mr. Hardy during 1997. The agreement for Mr. Hardy provides for employment with the Corporation for a period of three years. The term of the employment agreement renews each year for an additional period of one year (for a maximum of three years). Mr. Hardy's salary and benefits are established by the Board from time to time in accordance with the agreement.

     The agreement also provides for certain severance benefits in the event of a "change in control" of the Corporation followed by termination of employment within 36 months after the change in control. In such event, Mr. Hardy would be entitled to receive the equivalent of 36 months of salary and benefits, calculated as of the time of change in control, whether or not his employment is terminated by the new organization. In addition, Mr. Hardy is entitled to an additional $100,000 immediate payment. Should Mr. Hardy accept employment with a banking institution located within 50 miles of Christiansburg, however, all salary and benefits under the employment agreement shall be reduced by the value of those salary and benefits received from the new employer.

     The Bank entered into an employment agreement with Messrs. Seitz and Van Dyke during 1999. The agreement for Messrs. Seitz and Van Dyke provides for employment with the Corporation for a period of one year. The term of the employment agreement renews each year for an additional period of one year.

     The agreement also provides for certain severance benefits in the event of a "change in control" of the Corporation followed by termination of employment within 36 months after the change in control. In such event, Messrs. Seitz and Van Dyke would be entitled to receive the equivalent of 36 months of salary and benefits, calculated as of the time of change in control, whether or not his employment is terminated by the new organization. Should Messrs. Seitz or Van Dyke accept employment with a banking institution located within 50 miles of Christiansburg, however, all salary and benefits under the employment agreement shall be reduced by the value of those salary and benefits received from the new employer.

     As part of Mr. Tollison's retirement from the organization, the Corporation and Mr. Tollison mutually agreed to terminate his employment agreement and replace it with a consulting, noncompetition, and put option agreement, effective January 1, 1999. By the terms of the five-year agreement, Mr. Tollison will provide consulting services to the organization, will refrain from assisting any company in competition with the organization, and will offer to the Corporation for sale each month blocks of 1,000 shares of stock or more and the Corporation may repurchase the shares at the current market price. Should the Corporation subsequently complete an affiliation transaction, the Corporation will reimburse Mr. Tollison for the excess in price paid by the affiliating organizations to Corporation shareholders above the price paid by the Corporation to Mr. Tollison for those shares repurchased within one year before the affiliation announcement. The agreement may be terminated by the Corporation if Mr. Tollison fails to abide by the agreement, a bank regulator disqualifies him from service, or he is found guilty of a crime of moral turpitude. Further, the agreement will terminate immediately upon Mr. Tollison's death or should the Corporation and he mutually decide to discontinue their contractual relationship. During the active term of the agreement, Mr. Tollison will annually receive a total sum of $100,000 for his consulting services and for his agreement not to compete.

     Principal Security Holders. The Corporation knows of no person or group acting in concert that beneficially owned more than five percent of the outstanding shares of the Corporation's common stock as of March 15, 2001.





PROPOSAL TO BE VOTED ON

Proposal No. 1  - Election of Directors

     Election of Directors. The Board of Directors is divided into three classes (I, II and III), with one class being elected every year for a term of three years. The Board of Directors decided to expand its membership from five to nine members in 2000 to reflect the growth of the organization and the prospective retirement of several directors in the coming years. Kendall Clay, Danny Hardy, Charles Steger, and Jon Wyatt currently serve as Class II directors. Messrs. Clay, Hardy, Steger, and Wyatt have been nominated for election as Class II directors at the Annual Meeting to serve until the Annual Meeting in 2003 and until their respective successors are duly elected and
qualified.   Also, James Hutton has been nominated to serve as a Class III director to serve until the 2001 Annual Meeting and until his successor has been duly elected and qualified; and Steve Irvin has been nominated to serve as a Class I director to serve until the 2002 Annual Meeting and until his successor has been duly elected and qualified. Messrs. Steger, Wyatt, Hutton, and Irvin were elected by the Board of Directors on July 27, 2000 to serve until the Annual Meeting to fill the vacancies created by the Board's decision to increase the size of the Board to nine members.

A majority of shares cast is required to approve the election of a Director. Management proposes that the nominees listed in this Proxy Statement as Directors of Class II, Class III and Class I be elected.

Certain information concerning the six nominees for election at the Annual Meeting is set forth below, as well as certain information about the Class I and Class III directors, who will continue in office after the 2001 and 2002 Annual Meeting of Shareholders, respectively.

Principal occupations of the members of the Board include associations during the past five years.


     Directors of Class II to be elected for a term expiring at the 2003
                              Annual Meeting



Name (Age) and            Director   Amount of Common Stock   Percent
Principal Occupation      Since      Owned Beneficially and   of Class
                                     Nature of Ownership as
                                     of February 18, 2001
                                     (A) (B)
Kendall O. Clay (58)      1996       21,303                   *
Attorney,0
Kendall O. Clay, P.C.,
Radford, Virginia

J. Daniel Hardy, Jr. (51) 1996       54,305                   1.3
President/CEO,
FNB Corporation;
President/CEO, First
National Bank; formerly
EVP/CAO, the Bank

Charles W. Steger (53)    2000          250                   *
President, Virginia
Polytechnic Institute
and State University,
Blacksburg, Virginia;
Formerly Vice
President, VPI-SU

Jon T. Wyatt (60)        2000       25,738                    *
President,
Sign Systems, Inc.
Radford, Virginia


     Directors of Class III to be elected for a term expiring at the 2001
                             Annual Meeting

Name (Age) and            Director   Amount of Common Stock   Percent
Principal Occupation      Since      Owned Beneficially and   of Class
                                     Nature of Ownership as
                                     of February 18, 2001
                                     (A) (B)
James L. Hutton (68)      2000       12,137                   *
Attorney,
Gilmer, Sadler, Ingram
Sutherland & Hutton
Blacksburg, Virginia

     Directors of Class I to be elected for a term expiring at the 2002
                              Annual Meeting

Name (Age) and            Director   Amount of Common Stock   Percent
Principal Occupation      Since      Owned Beneficially and   of Class
                                     Nature of Ownership as
                                     of February 18, 2001
                                     (A) (B)
Steven D. Irvin (42)      2000       1,205                    *
Vice President,
Blue Ridge Insurance
Wytheville, Virginia

     Directors of Class I to continue in office until the 2002
                         Annual Meeting

Name (Age) and            Director   Amount of Common Stock   Percent
Principal Occupation      Since      Owned Beneficially and   of Class
                                     Nature of Ownership as
                                     of February 18, 2001
                                     (A) (B)
Joan H. Munford (67)      1996        10,734                  *
Retired Member, Virginia
General Assembly;
Formerly Owner/Advisor,
HCMF Corporation
Blacksburg, Virginia

Daniel D. Hamrick (54)    1996         7,606                  *
Attorney, Daniel D.
Hamrick, P.C.,
Christiansburg, Virginia

     Directors of Class III to continue in office until the 2001
                          Annual Meeting

Name (Age) and            Director   Amount of Common Stock   Percent
Principal Occupation      Since      Owned Beneficially and   of Class
                                     Nature of Ownership as
                                     of February 18, 2001
                                     (A) (B)
Douglas Covington (66)    1999       1,059                    *
President, Radford
University


Directors and Executive              146,947                  3.6
Officers as a group
(12 persons)(C)

*       Less than one percent


    (A) Includes shares that may be deemed beneficially owned due to joint ownership, voting power, or investment power; including shares owned by or held for the benefit of a Board member's spouse or another immediate family member residing in the household of the Board member, which may be deemed beneficially owned.
    (B) Includes estimated 2000 Employee Stock Ownership Plan allocation.
    (C) Includes 7,708 shares beneficially owned by Mr. Van Dyke, 4,400 shares beneficially owned by Mr. Seitz, and 502 shares beneficially owned by Mr. Becker.

     Vote Required. The affirmative vote of the holders of a majority of the Stock represented in person or by proxy at the Annual Meeting, assuming a quorum is present, is required to elect directors.

     The Board of Directors recommends that the stockholders vote FOR the election of Kendall Clay, J. Daniel Hardy, Charles Steger, and Jon Wyatt to serve as Directors of Class II; James Hutton to serve as a Director of Class III; and Steven Irvin to serve as a Director of Class I.


     Performance Graph. The following graph compares the cumulative total return of the Corporation's common stock over a five-year period to the returns of the Standard and Poor's 500 stock index and to the returns of an Independent Peer Bank index. The Independent Bank Index is a compilation of the total return to shareholders over the past five years of the following group of 23 independent community banks located in the southeastern states of Florida, Georgia, North Carolina, South Carolina, Tennessee, Virginia, and West Virginia: United Security Bankshares, Inc.; TIB Financial Corp.; Seacoast Banking Corp.; Capital City Bank Group, Inc.; Fidelity National Corp.; Southwest Georgia Financial Corp.; PAB Bankshares, Inc.; Four Oaks Fincorp., Inc.; Bank of Granite Corp.; FNB Financial Services Corp.; First Bancorp; CNB Corporation; Palmetto Bancshares, Inc.; First Pulaski National Corporation; Community Financial Group, Inc.; National Bankshares, Inc.; FNB Corporation; Virginia Commonwealth Financial Corp.; American National Bankshares, Inc.; Central Virginia Bankshares, Inc.; Virginia
Financial Corp.; C&F Financial Corporation; and First Century Bankshares, Inc. For periods prior to June 1996, the graph represents the performance of the Bank's common stock.


                 [Graph included in proxy sent to shareholders]


                          1995     1996     1997     1998     1999     2000
FNB Corporation            100      108      111      139      129      108
Independent Bank Index     100      128      193      204      185      191
S & P 500 Index            100      123      164      211      255      232


     Section 16(a) Beneficial Ownership Reporting Compliance. Based on a review of the reports of changes in beneficial ownership of Common Stock and written representations made to the Corporation, the Corporation believes that its officers and directors have filed on a timely basis the reports required to be filed under 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 2000.

     Shareholder Proposals. In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Corporation's main office, at 105 Arbor Drive, Christiansburg, Virginia, no later than December 8, 2001. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

     Other Matters. The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above. If any other matters should properly come before the Annual Meeting, however, it is intended that proxies in the accompanying form will be voted in respect thereof, in accordance with the judgment of the person or persons voting the proxies.

IMPORTANT: A copy of the Corporation's Annual Report on Form 10-K, including the Financial Statements for the year ended 2000, required to be filed with the Securities Exchange Commission in Washington, D.C., and related schedules thereto, shall be provided by the Corporation without charge to each shareholder upon his written request to Perry Taylor, Senior Vice President/Comptroller, First National Bank, 105 Arbor Drive, P.O. Box 600, Christiansburg, Virginia 24068-0600.


                                                  BY ORDER OF THE BOARD OF
                                                  DIRECTORS



                                                  Peter A. Seitz
                                                  Secretary

Christiansburg, Virginia
March 30, 2001

                                                                 Appendix A


                                     FNB CORPORATION

                             CHARTER OF THE AUDIT COMMITTEE
                                OF THE BOARD OF DIRECTORS

Organization

     The title of this Committee shall be the Audit Committee (Committee) of the Board of Directors of FNB Corporation (Corporation). The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Corporation.
All committee members shall be financially literate and at least one member shall have accounting or related financial management expertise. This charter shall govern the operations of the Committee. The Committee shall review the charter periodically and obtain the approval of the Board of Directors.

Purpose

     The Committee shall provide assistance to the Board of Directors in fulfilling the Board's oversight responsibility to the shareholders, the investment community, and others regarding the Corporation's financial reporting process. The Committee will also provide assistance to the Board of Directors in overseeing the systems of internal accounting and financial controls, the internal audit function, and the compliance program as established by management. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, Board of Directors, independent auditors, regulatory examiners, internal auditors, compliance officers, and management of the Corporation. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Corporation and the power to retain outside counsel or other experts for this purpose.

Duties and Responsibilities

I.   The Committee shall meet periodically, and:
        Maintain written minutes of all meetings and report Committee actions to the Board of Directors.

        Meet with the independent auditors, the internal auditors, or the compliance officers, with and without management present, to discuss the results of their examinations.

        Have discretion in determining the meeting attendees and agenda.

        Inquire of the independent auditors, internal auditors, and the compliance officers regarding any difficulties encountered in the course of their examinations, including any restrictions on the scope of their work or access to required information.

II.  The committee shall, with regard to the independent auditors:
        Recommend to the Board of Directors the selection of the independent auditors. Annually, the Committee will ensure a formal statement detailing all relationships between the auditors and the Corporation is received. The Committee will discuss with the auditors all significant relationships the auditors have with the Corporation to determine their independence.

        Approve any replacement of the independent auditors.

        Meet with management of the Corporation and the independent auditors to review the scope of the proposed external audit for the current year. The external audit scope shall include a requirement that the independent auditors inform the Committee of any significant changes in the audit plan.

        Review the coordination of internal and external audit procedures to promote effective use of resources and insure a complete but nonredundant audit.

        Have open and independent access to the auditors.

        Review annual financial statements with management and the independent auditors to determine the independent auditors are satisfied with the disclosure and content of the financial statements, including the nature and extent of any significant changes in accounting principles or reporting practices, and approve such financial statements prior to release of the annual statement.

        Consider their judgments regarding the quality and appropriateness of financial statements.

        Make inquiries of management and the independent auditors regarding the adequacy of the Corporation's system of internal controls.

        Advise management and the independent auditors that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

        Advise management and the independent auditors to discuss with the Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be used by the Corporation.

III. The committee shall, with regards to internal audit:
        Review and approve the annual audit plan and any significant changes to the plan.

        Annually review the adequacy of audit staff qualifications.

        Approve the internal audit charter.

        Review and approve charters of subsidiary audit committees (if any).

        Inquire regarding the adequacy and effectiveness of the Corporation's system of internal controls and any recommendations for improvements.

        Review a summary of findings and completed internal audits and a progress report on executing the approved audit plan.

        Review and concur in the appointment, replacement, or dismissal of the Director of Internal Audit.


IV. The committee shall, with regards to compliance, legal, and ethics issues:
        Review and approve the compliance program designed by management to ensure compliance with applicable laws and regulations and monitor the results of the compliance efforts.

        Review reports of an affiliate bank or the Corporation concerning the status of any pending litigation filed against the Corporation, its affiliates, or its officers and directors arising out of the conduct of their duties.

        Request legal updates from the General Counsel.

        Receive reports from the Compliance Officer sufficient to ensure that the Corporation is in compliance with banking regulations and other requirements.

        Ensure all regulatory examination reports and management responses are reviewed by the Board of Directors.

        Review details of all known or suspected defalcations involving any employee of the Corporation.

        Review details of all robberies and mysterious disappearances.